Exhibit 99.1

Xometry Appoints Sanjeev Singh Sahni As President Reporting To CEO Randy Altschuler

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Former Vice President of B2B E-Commerce And Head Of B2B & B2C Sales Of Wayfair Joins Xometry To Continue Driving Global Growth, Scale And Operating Efficiencies
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Will Oversee Global Operations, Product, People, And Technology, Including Its Leading Marketplace And Suite of Supplier Services
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Sahni Brings Significant Operations, Product, Technology And Sales Expertise With A Deep Understanding Of Global Supply Chain Management And A Successful Track Record Of Deploying AI/Machine Learning And Automation

NORTH BETHESDA, Md., Jan. 8, 2025 – Xometry (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today announced the appointment of Sanjeev Singh Sahni as President, reporting to CEO Randy Altschuler. The former Vice President of B2B E-Commerce and Head of B2B & B2C Sales of Wayfair, Sahni brings a significant track record in Operations, Product and Technology development, Supply Chain Management, Customer Experience and a wealth of International experience. In this newly created role, Sahni will oversee all aspects of Xometry’s Operations, Product, Technology and People teams worldwide to continue driving global growth, scale and operating efficiencies.

“Sanjeev is a highly regarded executive whose background in helping B2B and B2C tech brands scale will further accelerate our growth initiatives across our global marketplace and suite of supplier services,” said Randy Altschuler, CEO of Xometry. “Throughout his career, Sanjeev has demonstrated a unique ability to integrate technology, processes and people to deliver a unified experience across all customer touchpoints. He has a strong track record deploying AI, machine learning and automation to accelerate product development and drive profitable growth.”

“I’ve been following Xometry’s ascent for some time now, and I have admired the company’s growth as it serves a critical area of the global economy,” Sahni said. “Xometry’s growing technology portfolio, which includes its global Marketplace, Supplier Services and suite of software, demonstrates the power of AI to solve the critical supply chain challenges facing customers and suppliers. I look forward to helping Xometry accelerate the introduction of new products that further deliver unmatched value to customers and partners.”

At Wayfair, Sahni held numerous global roles, including Head of Customer Experience, and, most recently, as the Vice President of B2B E-Commerce, Wayfair’s multi-billion dollar B2B business, and Head of B2B & B2C Sales. He was recruited to the company to establish its international supply chain capabilities and served as the Head of CastleGate Forwarding, Wayfair’s digital freight forwarding arm. Prior to Wayfair, Sahni served as an Associate Partner at McKinsey & Company, where he helped lead the firm’s global Transportation and Logistics practice advising Fortune 500 companies, governmental agencies and industry associations.

Xometry’s two-sided AI-powered marketplace plays a vital role in the rapid digital transformation of the manufacturing industry. Xometry’s proprietary technology shortens development cycles, drives efficiencies within corporate environments and helps companies create resilient supply chains. Xometry’s product portfolio includes its industry leading digital marketplace; popular Thomasnet® industrial sourcing platform, and cloud-based tools and centralized project management software for large, mission-critical projects.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Contacts

Investors:
Shawn Milne
VP, Investor Relations
240-335-8132
Shawn.Milne@xometry.com

Media:
Matthew Hutchison
Chief Communications Officer
Matthew.Hutchison@xometry.com

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